Exhibit 99.1

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On December 15, 2014, Linn Energy, LLC (“LINN Energy”), through certain of its wholly owned subsidiaries, completed the sale of its entire position in the Granite Wash and Cleveland plays located in the Texas Panhandle and western Oklahoma to privately held institutional affiliates of EnerVest, Ltd. and its joint venture partner FourPoint Energy, LLC (the “Granite Wash Assets Sale”). LINN Energy used the net cash proceeds received of approximately $1.8 billion to repay in full its $1.3 billion term loan as well as repay a portion of the borrowings outstanding under its credit facility.
The unaudited pro forma condensed combined balance sheet gives effect to the Granite Wash Assets Sale as if the transaction had been completed as of September 30, 2014. The unaudited pro forma condensed combined statements of operations give effect to the Granite Wash Assets Sale, the acquisition of certain oil and natural gas properties from subsidiaries of Devon Energy Corporation (“Devon” and the acquisition, the “Devon Assets Acquisition”) and the 2013 acquisition of Berry Petroleum Company (“Berry” and the acquisition, the “Berry Acquisition”) as if they had been completed as of January 1, 2013.
The pro forma financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the transactions and changes in commodity and share prices.
The unaudited pro forma condensed combined financial information has been prepared for informational purposes only and does not purport to represent what the actual financial position or results of operations of LINN Energy would have been had the transactions been completed as of the dates assumed, nor is this information necessarily indicative of the future consolidated financial position or results of operations. The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with LINN Energy’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, the historical statements of revenues and direct operating expenses for the Devon Assets Acquisition and the notes thereto previously filed by LINN Energy with the Securities and Exchange Commission (“SEC”) and Berry’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2013.

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2014

	LINN Energy Historical	Granite Wash Assets Sale Pro Forma Adjustments		LINN Energy Pro Forma
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$59,161	$1,806,615	(a)	$59,161
		(1,806,615)	(a)
Accounts receivable – trade, net	522,633	—		522,633
Derivative instruments	337,244	—		337,244
Assets held for sale	1,865,040	(1,507,468)	(b)	357,572
Other current assets	165,512	(14,208)	(c)	151,304
Total current assets	2,949,590	(1,521,676)		1,427,914

Noncurrent assets:
Oil and natural gas properties (successful efforts method), net	15,036,848	—		15,036,848
Other property and equipment, net	486,595	—		486,595
Derivative instruments	305,274	—		305,274
Other noncurrent assets	148,687	—		148,687
Total noncurrent assets	15,977,404	—		15,977,404
Total assets	$18,926,994	$(1,521,676)		$17,405,318

LIABILITIES AND UNITHOLDERS’ CAPITAL
Current liabilities:
Accounts payable and accrued expenses	$826,976	$—		$826,976
Derivative instruments	2,597	—		2,597
Other accrued liabilities	327,449	(108,330)	(b)	219,119
Current portion of long-term debt	1,300,000	(1,300,000)	(a)	—
Total current liabilities	2,457,022	(1,408,330)		1,048,692

Noncurrent liabilities:
Credit facilities	3,683,175	(496,615)	(a)	3,186,560
Term loan	500,000	—		500,000
Senior notes, net	6,826,971	—		6,826,971
Derivative instruments	80	—		80
Other noncurrent liabilities	527,613	—		527,613
Total noncurrent liabilities	11,537,839	(496,615)		11,041,224

Unitholders’ capital:
Units issued and outstanding	5,629,837	—		5,629,837
Accumulated deficit	(697,704)	397,477	(d)	(314,435)
		(14,208)	(c)
	4,932,133	383,269		5,315,402
Total liabilities and unitholders’ capital	$18,926,994	$(1,521,676)		$17,405,318
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2014

	LINN Energy Historical	Granite Wash Assets Sale Pro Forma Adjustments		Devon Assets Acquisition Historical	Devon Assets Acquisition Pro Forma Adjustments		LINN Energy Pro Forma
	(in thousands, except per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$2,844,185	$(413,290)	(e)	$352,139	$—		$2,783,034
Losses on oil and natural gas derivatives	(198,579)	—		—	—		(198,579)
Marketing revenues	100,655	(2,835)	(e)	—	—		97,820
Other revenues	19,392	(9,490)	(e)	—	—		9,902
	2,765,653	(425,615)		352,139	—		2,692,177

Expenses:
Lease operating expenses	570,564	(42,671)	(e)	91,884	—		619,777
Transportation expenses	143,896	(25,594)	(e)	—	—		118,302
Marketing expenses	75,920	(1,876)	(e)	—	—		74,044
General and administrative expenses	221,518	—		—	(5,486)	(i)	216,032
Exploration costs	10,492	—		—	—		10,492
Depreciation, depletion and amortization	832,523	(152,913)	(f)	—	101,348	(j)	784,832
					3,874	(k)
Impairment of long-lived assets	603,250	—		—	—		603,250
Taxes, other than income taxes	201,014	(13,914)	(e)	29,280	—		216,380
Gains on sale of assets and other, net	(27,750)	—		—	—		(27,750)
	2,631,427	(236,968)		121,164	99,736		2,615,359
Other income and (expenses):
Interest expense, net of amounts capitalized	(422,160)	10,972	(g)	—	(44,583)	(l)	(462,560)
		2,846	(h)		(9,635)	(m)
Other, net	(6,699)	—		—	—		(6,699)
	(428,859)	13,818		—	(54,218)		(469,259)
Income (loss) before income taxes	(294,633)	(174,829)		230,975	(153,954)		(392,441)
Income tax expense	2,674	—		—	—	(n)	2,674
Net income (loss)	$(297,307)	$(174,829)		$230,975	$(153,954)		$(395,115)

Net loss per unit:
Basic	$(0.92)						$(1.22)
Diluted	$(0.92)						$(1.22)
Weighted average units outstanding:
Basic	328,783						328,783
Diluted	328,783						328,783
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2013

	LINN Energy Historical	Granite Wash Assets Sale Pro Forma Adjustments		Devon Assets Acquisition Historical	Berry Acquisition Historical	Devon Assets Acquisition and Berry Acquisition Pro Forma Adjustments		LINN Energy Pro Forma
	(in thousands, except per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$2,073,240	$(553,726)	(e)	$530,648	$1,103,245	$—		$3,153,407
Gains (losses) on oil and natural gas derivatives	177,857	—		—	(34,711)	—		143,146
Marketing revenues	54,171	(10,712)	(e)	—	41,819	—		85,278
Other revenues	26,387	(16,111)	(e)	—	949	—		11,225
	2,331,655	(580,549)		530,648	1,111,302	—		3,393,056

Expenses:
Lease operating expenses	372,523	(58,695)	(e)	151,906	325,209	—		790,943
Transportation expenses	128,440	(36,639)	(e)	—	32,930	—		124,731
Marketing expenses	37,892	(1,550)	(e)	—	30,078	—		66,420
General and administrative expenses	236,271	—		—	122,991	(93,260)	(i)	266,002
Exploration costs	5,251	—		—	24,048	—		29,299
Depreciation, depletion and amortization	829,311	(271,716)	(f)	—	279,757	165,260	(j)	1,008,422
						5,810	(k)
Impairment of long-lived assets	828,317	(791,753)	(o)	—	—	—		36,564
Taxes, other than income taxes	138,631	(22,171)	(e)	44,279	41,509	—		202,248
(Gains) losses on sale of assets and other, net	13,637	—		—	(23)	—		13,614
	2,590,273	(1,182,524)		196,185	856,499	77,810		2,538,243
Other income and (expenses):
Interest expense, net of amounts capitalized	(421,137)	9,726	(g)	—	(96,127)	(60,252)	(l)	(582,242)
						(14,452)	(m)
Loss on extinguishment of debt	(5,304)	—		—	—	—		(5,304)
Other, net	(8,477)	—		—	51	—		(8,426)
	(434,918)	9,726		—	(96,076)	(74,704)		(595,972)
Income (loss) before income taxes	(693,536)	611,701		334,463	158,727	(152,514)		258,841
Income tax expense (benefit)	(2,199)	—		—	65,280	(65,280)	(n)	(2,199)
Net income (loss)	$(691,337)	$611,701		$334,463	$93,447	$(87,234)		$261,040

Net income (loss) per unit:
Basic	$(2.94)							$0.77
Diluted	$(2.94)							$0.77
Weighted average units outstanding:
Basic	237,544					93,757	(p)	331,301
Diluted	237,544					93,757	(p)	331,301
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation
The unaudited pro forma condensed combined balance sheet as of September 30, 2014, is derived from the historical consolidated balance sheet of LINN Energy with adjustments to reflect the Granite Wash Assets Sale.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014, is derived from:

•	the historical consolidated statement of operations of LINN Energy with adjustments to reflect the Granite Wash Assets Sale; and

•	the historical statement of revenues and direct operating expenses of the properties acquired in the Devon Assets Acquisition.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013, is derived from:

•	the historical consolidated statement of operations of LINN Energy with adjustments to reflect the Granite Wash Assets Sale;

•	the historical statement of revenues and direct operating expenses of the properties acquired in the Devon Assets Acquisition; and

•	the historical statement of operations of Berry.
Certain of Berry’s historical amounts have been reclassified to conform to LINN Energy’s presentation.
The unaudited pro forma condensed combined balance sheet gives effect to the Granite Wash Assets Sale as if the transaction had been completed as of September 30, 2014. The unaudited pro forma condensed combined statements of operations give effect to the Granite Wash Assets Sale, the Devon Assets Acquisition and the Berry Acquisition as if the transactions had been completed as of January 1, 2013. The transactions and the related adjustments are described in the accompanying notes. In the opinion of LINN Energy management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial information has been prepared for informational purposes only and does not purport to represent what the actual financial position or results of operations of LINN Energy would have been had the transactions been completed as of the dates assumed, nor is this information necessarily indicative of the future consolidated financial position or results of operations. In addition, future results may vary significantly from those reflected in such statements due to factors described in “Risk Factors” included in LINN Energy’s Annual Report on Form 10-K for the year ended December 31, 2013, subsequent updates included in its Quarterly Reports on Form 10-Q and elsewhere in its reports and filings with the SEC.
The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with LINN Energy’s historical financial statements and the notes thereto included in its Annual Report on Form 10‑K for the year ended December 31, 2013, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, the historical statements of revenues and direct operating expenses for the Devon Assets Acquisition and the notes thereto previously filed by LINN Energy with the SEC and Berry’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2013.
Note 2 – Acquisition and Sale Dates
The results of operations of the oil and natural gas properties sold in the Granite Wash Assets Sale were included in the historical financial statements of LINN Energy until the date of sale. The results of operations of the Devon Assets

LINN ENERGY, LLC
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS – Continued

Acquisition and the Berry Acquisition have been included in the historical financial statements of LINN Energy since their acquisition dates.
On December 15, 2014, the Granite Wash Assets Sale was completed for total consideration of approximately $1.8 billion. On August 29, 2014, the Devon Assets Acquisition was completed for total consideration of approximately $2.2 billion.
On December 16, 2013, LINN Energy completed the transactions contemplated by the merger agreement between LINN Energy, LinnCo, LLC (“LinnCo”), an affiliate of LINN Energy, and Berry under which LinnCo acquired all of the outstanding common shares of Berry and the contribution agreement between LinnCo and LINN Energy, under which LinnCo contributed Berry to LINN Energy in exchange for LINN Energy units. Under the merger agreement, as amended, Berry’s shareholders received 1.68 LinnCo common shares for each Berry common share they owned, totaling 93,756,674 LinnCo common shares. Under the contribution agreement, LinnCo contributed Berry to LINN Energy in exchange for 93,756,674 newly issued LINN Energy units, after which Berry became an indirect wholly owned subsidiary of LINN Energy. The transaction has a value of approximately $4.6 billion, including the assumption of approximately $2.3 billion of Berry’s debt and net of cash acquired of approximately $451 million.
Note 3 – Consolidation of Variable Interest Entity
The Devon Assets Acquisition was structured as a reverse like-kind exchange pursuant to Section 1031 of the Internal Revenue Code, as amended (“Reverse 1031 Exchange”). In connection with the Reverse 1031 Exchange, LINN Energy, through a subsidiary, assigned the right to acquire legal title to the oil and natural gas properties from Devon to a variable interest entity (“VIE”) formed by an exchange accommodation titleholder. A subsidiary of LINN Energy operated the properties pursuant to a management agreement with the VIE. Because LINN Energy was the primary beneficiary of the VIE, the VIE was included in the unaudited pro forma condensed combined financial statements.
On August 29, 2014, LINN Energy obtained a $1.0 billion unsecured bridge loan and advanced the net proceeds to the VIE. Also, on the same date, a subsidiary of the VIE borrowed $1.3 billion under a term loan agreement (“term loan”). The combined borrowings of $2.3 billion were incurred to fund the purchase price of the Devon Assets Acquisition.
Note 4 – Pro Forma Adjustments

(a)
Reflects approximately $1.8 billion of net cash proceeds received from the Granite Wash Assets Sale. $1.3 billion of the net cash proceeds received was used to repay in full the term loan and approximately $497 million was used to repay a portion of the borrowings outstanding under LINN Energy’s credit facility.

(b)
Reflects the elimination of assets and liabilities associated with the Granite Wash Assets Sale which were classified as “held for sale” at September 30, 2014. See below for a summary of the net assets sold (in thousands):

Assets:
Current	$10,827
Oil and natural gas properties	1,355,780
Other property and equipment	140,861
Total assets sold	1,507,468

Liabilities:
Accounts payable	92,779
Asset retirement obligations	15,551
Total liabilities sold	108,330
Net assets sold	$1,399,138

LINN ENERGY, LLC
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS – Continued

(c)
Reflects the write-off of deferred financing fees related to the $1.3 billion term loan repaid using a portion of the net cash proceeds received from the Granite Wash Assets Sale. This expense is excluded from the pro forma statements of operations as it reflects a nonrecurring charge not expected to have a continuing impact; however, upon repayment of the associated debt, LINN Energy will recognize this expense in its statement of operations.

(d)
Reflects a net gain on the Granite Wash Assets Sale of approximately $397 million, including costs to sell of approximately $10 million. This gain is excluded from the pro forma statements of operations as it reflects a nonrecurring credit not expected to have a continuing impact; however, upon closing the sale, LINN Energy will recognize the resulting gain or loss, if any, in its statement of operations.

(e)	Reflects the elimination of the revenues and direct operating expenses associated with the Granite Wash Assets Sale.

(f)	Reflects a reduction of depreciation, depletion and amortization expense as a result of the Granite Wash Assets Sale.

(g)	Reflects a reduction of interest expense related to the repayment of approximately $1.8 billion of debt from the net cash proceeds received from the Granite Wash Assets Sale.

(h)	Reflects a reduction of deferred financing fees amortization associated with the term loan repaid with a portion of the net proceeds received from the Granite Wash Assets Sale.

(i)
Reflects acquisition-related transaction costs of approximately $5 million associated with the Devon Assets Acquisition included in the historical statement of operations for the nine months ended September 30, 2014, and $93 million associated with the Berry Acquisition included in the historical statement of operations for the year ended December 31, 2013. The transaction costs are excluded from the pro forma statements of operations as they reflect nonrecurring charges not expected to have a continuing impact on the combined results.

(j)
Reflects incremental depreciation, depletion and amortization expense, using the units-of-production method, related to oil and natural gas properties acquired and using an estimated useful life of 10 years for the Devon Assets Acquisition and 20 years for the Berry Acquisition for other property and equipment as follows:

•
for the period from January 1, 2014 through August 29, 2014, and for the year ended December 31, 2013, approximately $101 million and $152 million, respectively, related to the Devon Assets Acquisition; and

•	for the period from January 1, 2013 through December 16, 2013, approximately $13 million related to the Berry Acquisition.

(k)	Reflects incremental accretion expense related to asset retirement obligations on oil and natural gas properties acquired in the Devon Assets Acquisition.

(l)	Reflects interest expense as follows:

•
Increase of interest expense of approximately $45 million and $67 million for the period from January 1, 2014 through August 29, 2014, and for the year ended December 31, 2013, respectively, related to the unsecured bridge loan incurred to partially fund the purchase price of the Devon Assets Acquisition; the assumed weighted average interest rate was approximately 6.69%; and

•
Reduction of interest expense of approximately $7 million for the period from January 1, 2013 through December 16, 2013, related to the amortization of the adjustment to fair value of Berry’s debt using the effective interest rate method.

A 1/8 percentage change in the assumed interest rate on the unsecured bridge loan would result in an adjustment to pro forma net income (loss) of approximately $1 million for both the nine months ended September 30, 2014, and the year ended December 31, 2013.

LINN ENERGY, LLC
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS – Continued

(m)	Reflects incremental amortization of deferred financing fees associated with the unsecured bridge loan.

(n)
LINN Energy is treated as a partnership for federal and state income tax purposes. Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined statements of operations.

(o)	Reflects the elimination of the impairment charge recorded for the year ended December 31, 2013, associated with the proved oil and natural gas properties sold in the Granite Wash Assets Sale.

(p)	Reflects approximately 93.8 million LINN Energy units assumed to be issued on January 1, 2013, in conjunction with the Berry Acquisition.